SARNA & COMPANY
Certified Public Accountants

	3195 Old Conejo Road	Thousand Oaks California 91320	Phone: 805 371-8900 Fax: 805 379-0140	Email: info@ sarnacpa.com

June 27, 2013

U.S. Securities and Exchange Commission

SEC Headquarters

100 F Street, NE

Washington, DC 20549

Sarna & Company, Certified Public Accountants concurs with Form 8·K dated June 27, 2013 of Terrace Ventures, Inc.

/s/ Sarna & Company

Certified Public Accountants